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As filed with the Securities and Exchange Commission on September 25, 1998
                                                       Registration No. 33-52569
--------------------------------------------------------------------------------
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                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 2

                                      TO

                                   FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        HUNTINGTON BANCSHARES INCORPORATED
             (Exact name of Registrant as specified in its charter)

            Maryland                                     31-0724920
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


                                Huntington Center
                                41 S. High Street
                               Columbus, Ohio 43287
                                 (614) 480-8300
          (address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

             -------------------------------------------------------
             -------------------------------------------------------

                                Richard A. Cheap
             Executive Vice President, General Counsel and Secretary
                        Huntington Bancshares Incorporated
                       Huntington Center, 41 S. High Street
                              Columbus, Ohio 43287
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

             -------------------------------------------------------
             -------------------------------------------------------

                                   Copies to:
                             John B. Pisaris, Esq.
                        Porter, Wright, Morris & Arthur
                                41 S. High Street
                              Columbus, Ohio 43215


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PROSPECTUS


                         HUNTINGTON BANCSHARES INCORPORATED
                       HUNTINGTON CENTER; 41 SOUTH HIGH STREET
                                 COLUMBUS, OHIO 43287
                                    (614) 480-8300

                      -----------------------------------------

                              DIVIDEND REINVESTMENT AND
                              COMMON STOCK PURCHASE PLAN

                           Common Stock, without par value

                      -----------------------------------------

       The Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") of Huntington Bancshares Incorporated ("Huntington") provides holders of Huntington's Common Stock, without par value ("Common Stock"), with a simple and convenient method of purchasing additional shares of Common Stock through investment of cash dividends and optional cash payments without payment of brokerage commissions or service charges. Investment options offered under the Plan are:

       - FULL DIVIDEND REINVESTMENT - Reinvest dividends on all shares of Common Stock owned at the "Average Market Value" (determined as described in Question 11).

       - PARTIAL DIVIDEND REINVESTMENT - Reinvest dividends on a portion of the shares of Common Stock owned at the Average Market Value and receive cash dividends on the remaining shares.

       - OPTIONAL CASH PURCHASES - Purchase shares of Common Stock with optional cash payments of not less than $200 per payment up to a maximum of $10,000 per calendar quarter. Only participants who have elected to reinvest all or a portion of their cash dividends may make optional cash purchases.

       All shares of Common Stock purchased for a participant under the Plan through dividend reinvestment or optional cash contributions will be held by Huntington in the participant's Dividend Reinvestment Account. Cash dividends on shares held in a Plan account are automatically reinvested to purchase additional shares of Common Stock regardless of which investment option is selected.

       Shares of Common Stock may be purchased directly from Huntington or purchased in open market transactions, or a combination of both, at the option of Huntington. The price to participants per share of Common Stock purchased under the Plan from Huntington with reinvested dividends and optional cash payments will be equal to the average of the daily high and low sale prices of the Common Stock on the Nasdaq Stock Market for the five trading days immediately preceding such purchase. The price to participants per share of Common Stock purchased in the open market with reinvested dividends and optional cash payments will be equal to the weighted average of the price paid for all shares acquired for the Plan in the quarterly period.

       This Prospectus relates to 17,469,375 shares of Common Stock of Huntington (as adjusted for stock splits and stock dividends) registered for purchase under the Plan, of which 10,559,526 remain available as of the date of this Prospectus. IT IS SUGGESTED THAT THIS PROSPECTUS BE RETAINED FOR FUTURE REFERENCE.

                      -----------------------------------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                       TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      -----------------------------------------

                  The date of this Prospectus is September 25, 1998

                                AVAILABLE INFORMATION

       Huntington is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the fees prescribed by the rules and regulations of the Commission. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding Huntington and other registrants that file electronically with the Commission. Copies of such reports, proxy statements, and other information filed by Huntington can also be inspected and copied at the offices of the Nasdaq National Market at 1735 K Street, N.W., Washington, D.C. 20006.

       Huntington has filed with the Commission a registration statement (together with all amendments and exhibits thereto, the "Registration Statement"), under the Securities Act of 1933, as amended, covering the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted from this Prospectus in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.


                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       Huntington's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, and June 30, 1998, and its Current Reports on Form 8-K, dated January 14, 1998, March 11, 1998, April 14, 1998, and July 14, 1998, filed with the Commission pursuant to Section 13 of the Exchange Act, are incorporated herein by reference.

       In addition, the description of the Common Stock of Huntington and the rights issued under a certain Rights Agreement, dated February 22, 1990, as amended August 16, 1995, between Huntington and The Huntington Trust Company, National Association, which rights are attached to the Common Stock of Huntington, that is contained in Huntington's Forms 8-A filed with the Commission pursuant to Section 12 of the Exchange Act, and Huntington's Current Report on Form 8-K dated August 16, 1995, and as the same may be updated in any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.

       All documents filed by Huntington pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

       Huntington will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated by reference, other than exhibits to such documents. Written requests should be directed to:

       Huntington Bancshares Incorporated
       Attn: Investor Relations
       Huntington Center, HC0635
       41 South High Street
       Columbus, Ohio 43287

Telephone requests may be directed to the Huntington Financial Report Request Line at (888) 480-3164.


                                 THE COMPANY

       Huntington, incorporated in 1966, is a regional bank holding company headquartered in Columbus, Ohio. Its subsidiaries conduct a full-service commercial and consumer banking business, engage in mortgage banking, lease financing, trust services, discount brokerage services, underwriting credit life and disability insurance, issuing commercial paper guaranteed by Huntington, and provide other financial products and services.

       Huntington's principal executive offices are located at the Huntington Center, 41 South High Street, Columbus, Ohio 43287 (telephone (614) 480-8300).


                                    THE PLAN

       Huntington's Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") was initially approved by Huntington's Board of Directors on July 20, 1983. Amendments to the Plan were approved by the Board of Directors on February 16, 1994, effective as of March 1, 1994, on August 21, 1996, effective as of January 3, 1997, and on September 14, 1998, effective as of October 30, 1998. The following questions and answers explain and constitute the Plan, as of October 30, 1998.

PURPOSE AND ADVANTAGES

1.     WHAT IS THE PURPOSE OF THE PLAN?

       The purpose of the Plan is to provide holders of record of Common Stock with a simple and convenient method to increase share ownership through the investment of cash dividends and optional cash contributions without payment of brokerage commissions or service charges. To the extent that such additional shares are purchased from Huntington, Huntington will receive additional funds for general corporate purposes.

2.     WHAT ARE THE ADVANTAGES OF THE PLAN?

- Common Stock may be purchased through reinvested dividends on all or a portion of a participant's shares of Common Stock at Average Market Value (as defined in Question 11).

- Participants will pay no service charges or brokerage commissions in connection with purchases of Common Stock made under the Plan.

- Full investment of funds is possible under the Plan, because fractional shares, as well as full shares, will be credited to a participant's Plan account.

- Participants can avoid the inconvenience of safekeeping certificates for shares credited to their Plan accounts since certificates for such shares will only be issued at the request of a participant or upon termination of participation. In addition, participants may deposit shares currently held in certificate form with the Plan Administrator. At the option of the participant, these shares may be (i) added to the participant's Plan account, or (ii) held outside of the Plan account so that future cash dividends will be sent directly to the participant. This will relieve participants of the responsibility for loss, theft, or destruction of their certificates.

- Participants may make optional cash payments for the purchase of shares systematically through pre-arranged quarterly debits from an eligible deposit account at Huntington's financial institution subsidiaries or at other financial institutions.

- Participants who have elected partial dividend reinvestment may have the cash portion of each dividend payment electronically deposited directly into a savings or checking account.

-      Periodic statements of account will simplify record keeping.

ADMINISTRATION

3.     WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

       Harris Trust and Savings Bank, as Plan Administrator, will administer the Plan, keep records, send statements of account to each participant, and perform other duties related to the Plan. Shares purchased for participants in the Plan and held in their Plan accounts and shares deposited by participants with the Plan Administrator for safekeeping will be held by or through the Plan Administrator until a participant makes a written request for certificates for all or part of his shares (see Question 26), or his participation is terminated (see Question 29). The Plan Administrator also acts as dividend disbursing and transfer agent for Huntington's Common Stock.
 All questions and correspondence concerning the Plan should be addressed to the Plan Administrator as follows:

            Harris Trust and Savings Bank
            Attn: Shareholder Services
            311 West Monroe Street, 11th floor
            P.O. Box A3504
            Chicago, IL 60690-3504

            Telephone: (800) 725-0674

       Shares purchased under the Plan and held in a participant's Plan account and shares deposited by participants with the Plan Administrator for safekeeping will be registered in the name of the participant and held by the Plan Administrator in book entry form.

PARTICIPATION

4.     WHO IS ELIGIBLE TO PARTICIPATE?

       A holder of record of at least one share of Common Stock is eligible to participate in the Plan. Any shareholder whose shares are registered in a name other than his own (as, for example, in the name of a broker or bank nominee) must either (i) become a shareholder of record by having his shares transferred into his own name, or (ii) make appropriate arrangements with his broker or bank to participate in the Plan for the benefit of such shareholder.

5.     HOW DOES A SHAREHOLDER PARTICIPATE?

       A holder of record of one or more shares of Common Stock may join the Plan at any time by completing and signing an Authorization Form and sending it to the Plan Administrator. An Authorization Form may be obtained by contacting the Plan Administrator (see Question 3).

6.     IS PARTIAL PARTICIPATION POSSIBLE?

       Partial participation in the Plan is possible with respect to a specified number of shares of Common Stock held in certificate form or deposited into a participant's Plan account. Dividends on shares held in a Plan account which have been purchased through reinvested dividends or with optional cash contributions must be reinvested.

       A participant who desires to utilize the partial dividend reinvestment option may specify on the Authorization Form the number of shares of Common Stock to be reinvested. On each dividend payment date, dividends on that number of shares of Common Stock will be reinvested in additional shares of Common Stock (see Question 10).

       A Plan participant who has elected partial dividend reinvestment may arrange to have the cash portion of each dividend payment electronically deposited directly into a savings or checking account (see Question 22). Unless an arrangement for electronic payment is made, the participant will receive a dividend check representing the dividends paid on the shares that are not reinvested under the Plan.

7.     MAY A SHAREHOLDER MAKE ONLY OPTIONAL CASH PAYMENTS UNDER THE PLAN?

       No. Only participants who have elected to reinvest all or a portion of their cash dividends may make optional cash purchases of Common Stock.

8.     WHEN MAY A SHAREHOLDER JOIN THE PLAN?

       Holders of record may join the Plan at any time. Reinvestment of dividends will begin with the next dividend payment after receipt of a properly completed and signed Authorization Form, PROVIDED THAT IT IS RECEIVED BY THE PLAN ADMINISTRATOR AT LEAST SEVEN BUSINESS DAYS BEFORE THE RECORD DATE FOR THAT DIVIDEND. Record dates for dividends paid by Huntington have usually preceded the payment dates by approximately 15 days. Dividend payment dates are ordinarily the first business days of January, April, July, and October.

       A shareholder enrolled in the Plan will continue to be enrolled with the full or partial dividend reinvestment option specified on his most recently dated Authorization Form, without further action on his part, unless he changes his election by completing and signing a new Authorization Form (see Question 9) or gives notice in writing to the Plan Administrator that he wishes to withdraw from the Plan (see Question 26).

9.     HOW MAY A PARTICIPANT CHANGE OPTIONS UNDER THE PLAN?

       A participant may change the investment option at any time by properly completing and signing a new Authorization Form and returning it to the Plan Administrator. An Authorization Form may be obtained at any time by contacting the Plan Administrator (see Question 3). Any change in the investment option will be effective for the next dividend payment after receipt by the Plan Administrator of the new Authorization Form, provided it is received at least five business days before the record date for that dividend.

PURCHASES

10.    WHEN WILL SHARES BE PURCHASED UNDER THE PLAN?

       When shares of Common Stock are purchased under the Plan directly from Huntington, cash dividends and optional cash payments will be invested on each dividend payment date for the Common Stock or, in the event Huntington does not pay a dividend in a particular calendar quarter, optional cash payments received by the fifth business day prior to the end of the preceding calendar quarter will be invested on the first business day of the quarter. When shares of Common Stock are purchased under the Plan in the open market, cash dividends and optional cash payments will be invested as soon as practicable on or after each dividend payment date for the Common Stock or, in the event Huntington does not pay a dividend in a particular calendar quarter, optional cash payments received by the fifth business day prior to the end of the preceding calendar quarter will be invested as soon as practicable on or after the first business day of the quarter.

11.    WHAT WILL BE THE PRICE OF SHARES PURCHASED UNDER THE PLAN?

       The purchase price per each share of Common Stock purchased directly from Huntington for participants in the Plan with both reinvested dividends and optional cash payments will be equal to the average of the daily high and low sale prices of the Common Stock on the Nasdaq Stock Market for the five trading days immediately preceding such purchase. If the high and low sale prices for the Common Stock are not reported on the Nasdaq Stock Market, or there is no trading in the Common Stock on any such trading day, the purchase price shall be determined by Huntington on the basis of such market quotations as are available during such immediately preceding five trading days.

       The purchase price per each share of Common Stock acquired in the open market for participants in the Plan with both reinvested dividends and optional cash payments will be equal to the weighted average price of all shares of Common Stock acquired for the Plan with the proceeds from all reinvested dividends and all optional cash payments for any quarterly period.

       The averages computed above to determine the purchase price of shares of Common Stock are referred to in this Prospectus as the "Average Market Value" of the Common Stock.

12.    HOW ARE SHARES ACQUIRED UNDER THE PLAN?

       Huntington expects that shares of Common Stock to be acquired by participants in the Plan will be newly issued shares, but reserves the right, at any time and from time to time, not to make newly issued shares available to the Plan.

       The Plan Administrator will use cash dividends and optional cash payments to acquire newly issued shares of Common Stock, if available, directly from Huntington. If Huntington is not then making newly issued shares available for purchase, funds to be invested will be used by the Plan Administrator to purchase shares of Common Stock in the open market.

13.    HOW MANY SHARES WILL BE PURCHASED FOR PARTICIPANTS?

       The number of shares that will be purchased for a participant's Plan account will depend upon the amount of dividends or optional cash payments to be invested and the applicable purchase price of the Common Stock. A participant's Plan account will be credited with the number of shares (including any fractional shares computed to four decimal places) that results from dividing the dollar amount of dividends or optional cash payments to be invested by the applicable purchase price (see Question 11).

OPTIONAL CASH PURCHASES

14.    HOW ARE OPTIONAL CASH PURCHASES MADE?

       An optional cash payment may be made by check or money order, or systematically through pre-arranged quarterly debits from an eligible deposit account at Huntington's financial institution subsidiaries or at other financial institutions. Each optional cash payment for a Plan participant in any one calendar quarter must be at least $200 and the total amount that can be invested during any one calendar quarter for a participant, whether by check or money order forwarded to the Plan Administrator or by an automatic account debit, may not exceed $10,000. The same amount of money need not be sent each time, and there is no obligation to make any additional cash purchases. Dividends reinvested are not counted towards the $10,000 quarterly limit for investments under the Plan.

       Optional cash payments may be made when enrolling by enclosing a check or money order with the Authorization Form, or thereafter by (i) establishing systematic investment (see Question 15) or by (ii) forwarding a check or money order to the Plan Administrator with the remittance form attached to the bottom of each periodic statement of account.

15.    HOW DOES A SHAREHOLDER SIGN UP FOR SYSTEMATIC INVESTMENT?

       The systematic investment option is a method of making regular quarterly optional purchases of Common Stock without the need to write and mail a check or money order every time. Systematic investments in Common Stock may be made through automatic pre-arranged quarterly debits from the following deposit accounts: (i) regular or interest checking accounts, savings accounts, money market accounts, or other deposit accounts accessible by check that are maintained with The Huntington National Bank or any other Huntington financial institution subsidiary, or (ii) deposit accounts at other financial institutions that may be accessed by check and electronic funds transfer debit. Participants may wish to contact a representative from their financial institution to verify that their deposit accounts may be electronically debited before electing this option.

       To establish an automatic quarterly debit from an eligible deposit account, a Plan participant must send the Plan Administrator a completed and signed Authorization Form and, if the account to be debited is a checking account, a voided check (write the word "void" across the face of a blank check). The Authorization Form requests certain information about the financial institution where the account is maintained, such as the ABA Transit Routing number of that financial institution. If necessary, a Plan participant electing this option should request assistance from a representative of his financial institution in completing this information. If the shares in a Plan account are jointly held, all registered owners must sign the Authorization Form. If the eligible deposit account is in a name other than the name of the registered owner(s) indicated on the Plan account, all deposit account owners must execute the Authorization Form. The shares of Common Stock purchased with the amount debited from an eligible account will be registered in the name of the registered owner of the shares held in the Plan account.

        A Plan participant should allow up to five business days for the Plan Administrator to establish an automatic debit after receipt of an Authorization Form. Automatic account debits will be made on the seventh business day before the end of each calendar quarter (a "Debit Date").

        A Plan participant may discontinue or alter quarterly account debits by completing and submitting to the Plan Administrator a new Authorization Form or otherwise notifying the Plan Administrator in writing. Participants should allow up to five business days after receipt of such instructions by the Plan Administrator for an automatic debit to be discontinued or altered. If the entire amount authorized on the Authorization Form for automatic quarterly account debit is not available in the participant's designated account on the Debit Date of any one quarter, no funds will be withdrawn from the designated account for that quarter. If the funds from an automatic account debit are not received by the Plan Administrator in a timely fashion for any reason, the Plan Administrator will not purchase Common Stock for the Plan participant on the next scheduled purchase date (see Question 10) unless it has received funds from another source.

16.    WHEN WILL OPTIONAL CASH PAYMENTS BE INVESTED?

       Optional cash payments received by the fifth business day prior to the end of a calendar quarter will be applied to the purchase of additional shares of Common Stock as stated in Question 10. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON OPTIONAL CASH PAYMENTS. Since interest is not paid on optional cash payments held by the Plan Administrator pending investment, participants are urged to time each optional cash payment made by check or money order so as to be received by the Plan Administrator on or shortly before the fifth business day prior to the end of the quarter, thereby minimizing the time between payment and investment. Sufficient time, however, should be allowed for receipt no
later than the fifth business day prior to the end of the quarter.    Automatic
account debits will be made on the seventh business day before the end of each calendar quarter (a "Debit Date").

17.    UNDER WHAT CIRCUMSTANCES WILL OPTIONAL CASH PAYMENTS BE RETURNED?

       Uninvested optional cash payments will be returned upon written request received by the Plan Administrator at least 48 hours prior to the first business day of the quarter in which any such payment is to be invested. In addition, optional cash payments, to the extent they exceed $10,000 or which are less than $200 will be returned.

COSTS

18.    ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH THE PLAN?

       All costs of purchasing shares of Common Stock under the Plan are paid by Huntington. No brokerage fees or commissions are charged to participants in connection with the purchase of shares of Common Stock under the Plan, whether directly from Huntington or in the open market.

       If, however, a participant requests that the Plan Administrator sell his shares in connection with a withdrawal of shares of Common Stock from his Plan account (see Question 26) or termination of his participation in the Plan (see Question 29), the participant must pay a $10 processing fee, any brokerage commission, and any applicable transfer tax. Such amounts will be deducted from the proceeds of the sale. In addition, the participant will realize gain or loss, for federal income tax purposes, when the participant sells his shares (see Question 19).

FEDERAL INCOME TAX CONSEQUENCES

19.    WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE
       PLAN?

       Reinvested dividends and the difference between optional cash payments and the fair market value of the shares of Common Stock purchased with such optional cash payments, if any, are subject to federal income tax, as further described below.

       A participant in the Plan will be treated for federal income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value on that date of the shares acquired for the participant with reinvested dividends. For federal income tax purposes, the fair market value of shares acquired with reinvested dividends, is determined in the same manner as the Average Market Value of shares under Question 11, except that the determination is made on the dividend payment date only, and not averaged over the preceding five trading days. The tax basis of shares acquired with reinvested dividends will equal their fair market value on the dividend payment date.

       A participant will not be treated as receiving a dividend upon the purchase of shares with an optional cash payment unless the Average Market Value of the shares is less than their fair market value on the purchase date, as described above. If the Average Market Value is less than the fair market value of the shares, a participant will be treated as having received an additional dividend equal to the excess of the fair market value of the shares being purchased over their Average Market Value. The tax basis of shares purchased with an optional cash payment will equal the participant's optional cash payment plus the excess, if any, of the fair market value of the shares purchased over their Average Market Value.

       A participant's holding period for shares acquired pursuant to the Plan will begin on the day following the date of their acquisition for the participant's Plan account.

       A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant's Plan account, either upon the participant's request for the shares, upon termination of his participation in the Plan, or upon termination of the Plan.

       A participant will realize gain or loss upon the receipt of a cash payment for a fractional share equivalent credited to the participant's Plan account upon termination of his participation in the Plan or upon termination of the Plan. In addition, a participant will realize gain or loss when the participant sells or exchanges shares received by the participant after the withdrawal of such shares from the Plan or after termination of the Plan. The amount of such gain or loss will be the difference between the amount the participant received for the shares or a fractional share equivalent, and the tax basis therefor.

       The foregoing discussion is based upon the assumption that newly issued shares will be purchased directly from Huntington. If the shares are purchased by the Plan Administrator in the open market, the tax consequences will generally be the same, except that the fair market value for determining the amount of the dividend and tax basis will be the sum of (i) the weighted average price of all shares of Common Stock acquired for the Plan with the proceeds from all reinvested dividends for any quarterly period times the number of shares purchased for the participant, and (ii) a pro rata portion of the brokerage fees, if any, paid for the participants by Huntington attributable to the open market transactions.

       If a participant has failed to furnish a valid taxpayer identification number to the Plan Administrator, unless the participant is exempt from the withholding requirements described in Section 3406 of the Internal Revenue Code of 1986, as amended, then the Plan Administrator must withhold the amount prescribed by Section 3406 (currently 31%) from the amount of cash dividends. In addition, if a new participant fails to certify that such participant is not subject to withholding under Section 3406 on interest and dividend payments (which withholding is imposed as a result of failure to report all interest or dividend income on prior tax returns), then the amount prescribed by Section 3406 must be withheld from the amount of cash dividends. The withheld amounts will be deducted from the amount of cash dividends and the remaining amount will be reinvested. Withholding may be required with respect to payment in lieu of a fractional share interest and the proceeds of any stock sale made by the Plan Administrator on behalf of a participant (see Question 27) in the circumstances described above.

       The foregoing is a general discussion of the federal income tax consequences of participation in the Plan based upon an interpretation of current federal income tax law. Participants should consult their own tax advisors to determine particular tax consequences, including federal, state, local, and foreign tax consequences, which may result from participation in the Plan and any subsequent disposal of shares acquired pursuant to the Plan.

REPORTS TO PARTICIPANTS

20.    WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

       A statement of account showing amounts invested, purchase prices, shares purchased, and other information for the year to date will be mailed to each participant as soon as practicable after each purchase of Common Stock, normally within ten business days following such purchase. THESE STATEMENTS ARE A CONTINUING RECORD OF CURRENT ACTIVITY AND THE COST OF PURCHASES AND SHOULD BE RETAINED FOR TAX PURPOSES. Shareholders who have shares held with the Plan Administrator in safekeeping will receive an annual statement of account.

       In addition, participants will receive copies of communications sent to all holders of Huntington's Common Stock, including the annual reports to shareholders, notice of annual meetings and proxy statements, and information for reporting dividend income for federal income tax purposes.

DIVIDENDS

21. WILL PARTICIPANTS RECEIVE CASH DIVIDENDS ON SHARES HELD IN THEIR PLAN ACCOUNTS?

       Cash dividends on all shares of Common Stock, including fractional shares, credited to a participant's Plan account, whether such shares were purchased with reinvested dividends or optional cash payments, will be automatically reinvested in additional shares.

22. HOW DOES A SHAREHOLDER WHO HAS ELECTED PARTIAL DIVIDEND REINVESTMENT ARRANGE TO HAVE THE CASH PORTION OF EACH DIVIDEND PAYMENT
       ELECTRONICALLY DEPOSITED DIRECTLY TO A SAVINGS OR CHECKING ACCOUNT?

       Plan participants who have elected partial dividend reinvestment may arrange for direct deposit of any cash dividends not being reinvested under the Plan. Dividends designated for direct deposit will be paid by electronic transfer of funds to the Plan participant's designated deposit account. Verification of the deposit will be on the participant's regular account statement issued by the financial institution maintaining the account. Plan participants electing this option will also receive a direct deposit advice from the Plan Administrator notifying the participant of the deposit.

       To establish direct deposit of cash dividends, a Plan participant must complete and submit to the Plan Administrator a signed Authorization Form and, if the account to be credited is a checking account, a voided check (write the word "void" across the face of a blank check). The Authorization Form requests certain information about the financial institution where the account is maintained, such as the ABA Transit Routing number of that financial institution. If necessary, a Plan participant electing this option should request assistance from a representative of his financial institution in completing this information. If the shares in a Plan account are jointly held, all registered owners must sign the Authorization Form.

       A Plan participant may change the designated account for direct deposit or discontinue this option by submitting a new Authorization Form or other written instructions signed by the Plan participant to the Plan Administrator. Direct deposit will begin, and any change in this option will be effective, with the next dividend payment after receipt by the Plan Administrator of the new Authorization Form or other written instructions, provided it is received at least five business days before the record date for that dividend.

       The Authorization Form also authorizes Huntington or its agent to debit from the designated deposit account any amounts that were erroneously deposited. By signing the Authorization Form, the Plan participant waives any claim against Huntington, its agent, or the participant's financial institution with respect to the operation of the direct deposit service.

CERTIFICATES FOR SHARES

23. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

       No certificate will be issued to a participant for shares of Common Stock credited to his Plan account unless he requests the Plan Administrator, in writing, to do so, or until the participant's account is terminated. Shares of Common Stock purchased through the Plan for a participant will be registered in the name of the participant and credited to his Plan account. The number of shares credited to a participant's Plan account, as well as the number of shares of Common Stock held by the Plan Administrator in safekeeping for the participant, will be shown on the periodic statement of his account.

       A participant may, at any time, request in writing that the Plan Administrator send him a certificate for all or part of the whole shares of Common Stock credited to his Plan account or held by the Plan Administrator in safekeeping (see Question 26). Any remaining whole or fractional shares will continue to be credited to the Plan account or held by the Plan Administrator in safekeeping, as the case may be. Certificates for fractional shares will not be issued under any circumstances.

24.    IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED?

       Accounts under the Plan will be maintained in the name in which participants' shares of Common Stock were registered at the time they enrolled in the Plan. Consequently, certificates for whole shares of Common Stock will be similarly registered when issued unless the participant requests issuance of the shares in a different name(s). If different registration of the shares is desired, the participant should call the Plan Administrator for transfer instructions (see Question 3). Shares held in safekeeping will continue to be registered in the name in which the shares were registered at the time they were delivered for safekeeping.

25.    MAY SHARES IN A PLAN ACCOUNT OR SHARES HELD IN SAFEKEEPING BE PLEDGED?

       No. Shares of Common Stock credited to the Plan account of a participant or deposited with the Plan Administrator for safekeeping may not be pledged or assigned, and any such purported pledge or assignment shall be void. A participant who wishes to pledge or assign such shares must request that a certificate for such shares be issued in his name.

WITHDRAWAL OF SHARES

26. HOW DOES A PARTICIPANT WITHDRAW SHARES PURCHASED UNDER THE PLAN OR HELD BY THE PLAN ADMINISTRATOR FOR SAFEKEEPING?

       A participant may withdraw all or a portion of the whole shares of Common Stock credited to his Plan account or held by the Plan Administrator for safekeeping by notifying the Plan Administrator in writing (see Question 3), specifying the number of whole shares to be withdrawn. Certificates for whole shares of Common Stock so withdrawn will be issued to the participant, normally within ten business days of receipt of the request for withdrawal. In no case will certificates for fractional shares be issued. After a participant withdraws shares of Common Stock from his Plan account or held by the Plan Administrator for safekeeping, cash dividends on such shares will continue to be reinvested in accordance with the instructions given by the participant on his most recently dated Authorization Form, so long as the participant remains the record holder of such shares and has not terminated his participation in the Plan.

27. CAN A PARTICIPANT SELL SHARES OF COMMON STOCK HELD IN HIS PLAN ACCOUNT OR HELD BY THE PLAN ADMINISTRATOR FOR SAFEKEEPING?

       A participant may request that all or a portion of the shares of Common Stock held in his Plan account or held by the Plan Administrator for safekeeping be sold by completing the "Sale of Shares" section at the bottom of his account statement or by writing a letter of instruction to the Plan Administrator (see Question 3). Any such request must be signed by all registered owners listed on the Plan account and the signatures must have a Medallion Guarantee by a participating member of the Stock Transfer Association Medallion Program. Generally, a Medallion Guarantee may be obtained from institutions such as brokerage firms, commercial banks, thrifts, credit unions, and trust companies. SALE OF ALL SHARES OF COMMON STOCK HELD IN A PARTICIPANT'S PLAN ACCOUNT DOES NOT TERMINATE PLAN PARTICIPATION IF THE PARTICIPANT REMAINS THE REGISTERED OWNER OF AT LEAST ONE SHARE OF COMMON STOCK, UNLESS THE PARTICIPANT SPECIFICALLY REQUESTS SUCH TERMINATION. Sales will be executed within ten business days of receipt by the Plan Administrator of a duly executed request. Proceeds from the sale of shares of Common Stock will depend on, among other things, the market price of the Common Stock at the time the sale order is executed by the Plan Administrator. SUCH MARKET PRICE MAY VARY SIGNIFICANTLY BETWEEN THE TIME THE PARTICIPANT SUBMITS HIS REQUEST FOR SALE OF THE SHARES AND THE TIME THE SALE ORDER IS PLACED BY THE PLAN ADMINISTRATOR WITH A BROKER. THERE CAN BE NO GUARANTEE THAT THE SHARES OF COMMON STOCK WILL BE SOLD AT A SPECIFIC PRICE. The participant will receive a check for the proceeds of the sale, less a processing fee of $10, any brokerage commission, and any applicable transfer tax incurred.

28. WHAT HAPPENS TO ANY FRACTIONAL SHARE WHEN A PARTICIPANT DIRECTS THE PLAN ADMINISTRATOR TO SELL OR OTHERWISE WITHDRAW ALL SHARES FROM HIS PLAN ACCOUNT?

       Any fractional share will be sold by the Plan Administrator and a cash payment made to the participant for the sale price thereof, less any brokerage commission and transfer tax incurred. The net proceeds of any fractional share, together with any proceeds from the sale of whole shares or a certificate for whole shares, as the case may be, will be mailed to the participant.

TERMINATION OF PARTICIPATION IN THE PLAN

29.    HOW IS PARTICIPATION IN THE PLAN TERMINATED?

       A participant may terminate his participation in the Plan at any time by notifying the Plan Administrator in writing (see Question 3). If notice of termination is received at least two business days before the record date for a cash dividend, that dividend will be paid, in cash, to the participant; otherwise that dividend will be reinvested for the participant's Plan account. Any optional cash payment which has been received by the Plan Administrator prior to receipt of notice to discontinue dividend reinvestment will be invested in accordance with the Plan unless return of the payment is requested in a written notice received by the Plan Administrator at least 48 hours prior to the date when such cash payment is to be invested. Thereafter, the participant's participation in the Plan will be terminated, his Plan account will be closed, and all dividends on Common Stock held by the participant of record will be paid directly to that participant.

       Termination of dividend reinvestment will automatically terminate a participant's right to invest in additional shares of Common Stock by making optional cash payments.

30. WHAT WILL PARTICIPANTS RECEIVE WHEN THEIR PARTICIPATION IN THE PLAN IS TERMINATED?

       The Plan Administrator will send to a participant whose participation in the Plan has terminated a certificate for the number of whole shares in
his Plan account.   Any fractional share will be sold and a cash payment will
be made to the participant for the sale price thereof, less any brokerage commission and transfer tax incurred. A Medallion Guarantee of the participant's signature is not required for the sale of a fractional share in conjunction with a participant's termination of participation, unless it is requested that all or a portion of the shares be sold (see Question 27).

OTHER INFORMATION

31. WHAT HAPPENS WHEN A PARTICIPANT WHO IS REINVESTING DIVIDENDS ON ALL OR A PORTION OF THE SHARES OF COMMON STOCK HELD IN CERTIFICATE FORM OR IN A PLAN ACCOUNT SELLS OR TRANSFERS A PORTION OF SUCH SHARES?

       If a participant who is reinvesting cash dividends on all of the shares of Common Stock held in certificate form and all of the shares of Common Stock held in a Plan account disposes of a portion of such shares, the Plan Administrator will continue to reinvest the dividends on the remainder of such shares credited to the participant's Plan account.

       If a participant who is reinvesting cash dividends on a portion of the shares of Common Stock held in certificate form or held in a Plan account disposes of a portion of such shares, the Plan Administrator will continue to reinvest cash dividends on the remainder of the shares up to the number of shares of Common Stock authorized in the participant's most recent dated Authorization Form, and will continue to reinvest the cash dividends on the shares credited to the participant's Plan account.

       For example, if a participant selected the partial dividend reinvestment option and authorized the Plan Administrator to reinvest the cash dividends paid on 50 shares of a total of 100 shares of Common Stock held in certificate form, and then the participant disposes of 25 shares of Common Stock, the Plan Administrator would continue to reinvest the cash dividends paid on 50 of the remaining 75 shares. If instead the participant disposed of 75 shares of Common Stock, the Plan Administrator would continue to reinvest the cash dividends paid on the remaining 25 shares of Common Stock.

32.    WHAT HAPPENS IF HUNTINGTON DECLARES A STOCK DIVIDEND OR A STOCK SPLIT?

       Shares of Common Stock distributed by Huntington pursuant to a stock dividend or a stock split with respect to ALL shares of Common Stock owned by the participant, including shares of Common Stock deposited with the Plan Administrator for safekeeping, held by the participant in certificate form, or credited to a participant's Plan account, will be added to that participant's Plan account. Shareholders who have shares deposited in safekeeping with the Plan Administrator but who do not participate in the Plan will receive certificates for stock dividends or stock splits paid on such shares held in safekeeping.

33. IF HUNTINGTON HAS A RIGHTS OFFERING, HOW WILL A PARTICIPANT'S ENTITLEMENT BE COMPUTED?

       A participant's entitlement in a rights offering will be based upon the participant's total holdings. However, rights certificates will be issued for the number of whole shares only and rights based on a fraction of a share held in a participant's Plan account will be sold for the participant's Plan account and a check for the net proceeds will be sent to the participant.

34. HOW WILL A PARTICIPANT'S SHARES HELD BY THE PLAN ADMINISTRATOR BE VOTED AT SHAREHOLDER'S MEETINGS?

       Under Maryland law (the law of Huntington's state of incorporation), shareholders of record may vote all shares of stock held of record by them.
A proxy card will be sent to each participant in connection with any annual or special meeting of shareholders, as in the case of shareholders not participating in the Plan. The proxy card will apply to all whole shares held of record by the participant, including shares for which the participant holds certificates, shares deposited with the Plan Administrator for safekeeping, and all whole and fractional shares credited to the participant's Plan account.

       The proxy card, if properly signed, will be voted in accordance with the instructions given on the card. If no instructions are indicated on a properly signed and returned proxy card, the shares represented thereby will be voted in accordance with management's recommendations specified on the proxy card. If the proxy card is not returned or is returned unsigned, shares credited to a participant's Plan account, shares deposited with the Plan Administrator for safekeeping, and other shares held of record by the participant will be voted only if he or a duly appointed representative votes in person at the meeting.

35. WHAT IS THE RESPONSIBILITY OF HUNTINGTON AND THE PLAN ADMINISTRATOR UNDER THE PLAN?

       In administering the Plan, Huntington and the Plan Administrator will not be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a participant's Plan account upon such participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or incompetency, or any claim with respect to the timing or price of any purchase or sale.

       PARTICIPANTS MUST RECOGNIZE THAT NEITHER HUNTINGTON NOR THE PLAN ADMINISTRATOR CAN ASSURE THEM OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON SHARES PURCHASED OR SOLD UNDER THE PLAN. There can be no assurance that shares of Common Stock purchased under the Plan will be worth more or less, at any particular time, than the purchase price of such shares. Plan participants should note that purchases of Common Stock under the Plan with reinvested dividends and optional cash payments will be made systematically, and in fixed amounts in the case of reinvested dividends and automatic debits from eligible deposit accounts, in accordance with the terms of the Plan, unlike purchases made in the discretion of the Plan participant on the open market. Accordingly, the timing and amount of purchases for a participant under the Plan will not be subject to the Plan participant's judgment regarding the market price for Common Stock or other existing or anticipated market conditions at the time shares are purchased.

       The Plan does not represent a change in Huntington's dividend policy or a guarantee of future dividends which will continue to be determined by the Board of Directors in light of Huntington's earnings, financial condition, and other factors.

36.    MAY THE PLAN BE CHANGED OR DISCONTINUED?

       Huntington reserves the right to suspend or terminate the Plan at any time, including during the period between a dividend record date and the related payment date. Huntington also reserves the right to make modifications to the Plan. Participants will be notified of any suspension, modification, or termination. Except as stated below, upon termination of the Plan, any uninvested optional cash payments will be returned, certificates for whole shares credited to participants' Plan accounts will be issued, and cash payment will be made for any fractional shares credited to participants' Plan accounts.

       If Huntington terminates the Plan for the purpose of establishing another dividend reinvestment and Common Stock purchase plan, participants in the Plan will, if Huntington so elects, be enrolled automatically in such other plan and shares credited to their Plan accounts will be credited automatically under such other Plan unless notice to the contrary is received.

       Huntington also reserves the right to terminate any shareholder's participation in the Plan at any time.

37.    HOW IS THE PLAN TO BE INTERPRETED?

       The Plan, the Authorization Form, and the participants' Plan accounts shall be governed by and construed in accordance with the laws of the State of Ohio and applicable state and federal securities laws, and cannot be modified orally. Any question of interpretation arising under the Plan will be determined by Huntington and any such interpretation will be final.

       Huntington may adopt rules and regulations for the Administration of the Plan.

38.    WHAT IS SUFFICIENT NOTICE TO A PARTICIPANT?

       Any notice or certificate which is to be given by the Plan Administrator to a participant shall be in writing and shall be deemed to have been sufficiently given for all purposes when deposited, postage prepaid, in the United States mail, addressed to the participant at the participant's address as it shall last appear on the Plan Administrator's records.

39.    CAN SUCCESSOR PLAN ADMINISTRATORS BE NAMED?

       Huntington may from time to time designate a bank or trust company as successor Plan Administrator under the Plan.

                                  USE OF PROCEEDS

       Huntington does not know the number of shares of Common Stock that it will ultimately sell under the Plan or the prices at which those shares will be sold. When shares are purchased pursuant to the Plan directly from Huntington, proceeds from such sale are intended to be used for general corporate purposes.

                                      EXPERTS

       The consolidated financial statements of Huntington incorporated by reference in Huntington's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein, have been audited by Ernst & Young

LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference, which, as to the years 1996 and 1995, is based in part on the reports of BDO Seidman, LLP, independent auditors. Such consolidated financial statements audited by Ernst & Young LLP are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                    LEGAL OPINION

       The validity of the shares of Common Stock of Huntington offered hereby has been passed upon for Huntington by Porter, Wright, Morris & Arthur, Columbus, Ohio.

                                   INDEMNIFICATION

       Under Huntington's Articles of Incorporation, as amended, directors and officers of Huntington are entitled to be indemnified to the fullest extent permitted by law in connection with actual or threatened lawsuits or proceedings arising out of their service to Huntington or to another organization at the request of Huntington. With respect to indemnification of directors, officers and controlling persons of Huntington for liabilities arising under the Securities Act of 1933, Huntington has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is therefore, unenforceable.

-------------------------------------------------------------------------------

                              TABLE OF CONTENTS

                                                                         PAGE
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . .      2
INCORPORATION OF DOCUMENTS BY REFERENCE. . . . . . . . . . . . . . . .      2
THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
   Purpose and Advantages. . . . . . . . . . . . . . . . . . . . . . .      3
   Administration. . . . . . . . . . . . . . . . . . . . . . . . . . .      4
   Participation . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
   Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
   Optional Cash Purchases . . . . . . . . . . . . . . . . . . . . . .      6
   Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
   Federal Income Tax Consequences . . . . . . . . . . . . . . . . . .      8
   Reports to Participants . . . . . . . . . . . . . . . . . . . . . .      9
   Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
   Certificates for Shares . . . . . . . . . . . . . . . . . . . . . .     10
   Withdrawal of Shares. . . . . . . . . . . . . . . . . . . . . . . .     11
   Termination of Participation in the Plan. . . . . . . . . . . . . .     12
   Other Information . . . . . . . . . . . . . . . . . . . . . . . . .     13
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
LEGAL OPINION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .     15

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, THE SECURITIES TO WHICH THIS PROSPECTUS RELATES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS. ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HUNTINGTON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HUNTINGTON SINCE THE DATE HEREOF. IN THAT CONNECTION, REFERENCE IS MADE TO "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------



                                 [LOGO]
                               HUNTINGTON


                          HUNTINGTON BANCSHARES
                              INCORPORATED


                        DIVIDEND REINVESTMENT AND
                        COMMON STOCK PURCHASE PLAN







                                PROSPECTUS


                         DATED SEPTEMBER 25, 1998



-------------------------------------------------------------------------------

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Filing Fees . . . . . . . . . . . . . . . . . . . . . .      $ 76,940
     Printing Expenses . . . . . . . . . . . . . . . . . . .        19,500 *
     Fees of Counsel . . . . . . . . . . . . . . . . . . . .        34,000 *
     Fees of Independent Auditors. . . . . . . . . . . . . .        11,000 *
     Miscellaneous . . . . . . . . . . . . . . . . . . . . .        23,060 *
                                                                  ---------
          Total. . . . . . . . . . . . . . . . . . . . . . .      $164,500 *

_______________
*Estimated.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation of Huntington Bancshares Incorporated (the "Corporation"), as amended, provide that it shall indemnify its directors to the full extent of the general laws of the State of Maryland now or hereafter in force, including the advance of expenses to directors subject to procedures provided by such laws; its officers to the same extent it shall indemnify its directors; and its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law.

     Section 2-418 of the Maryland general corporation law provides, in substance, that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, unless it is proved that the act or omission of the director was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property, or services; or, in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Notwithstanding the above, a director may not be indemnified in respect of any proceeding, by or in the right of the corporation, in which such director shall have been adjudged liable to the corporation or in respect of any proceeding charging improper receipt of a personal benefit.

     Termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct. Termination of any proceeding by conviction, plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet the requisite standard of conduct. Indemnification is not permitted unless authorized for a specific proceeding, after a determination that indemnification is permissible because the requisite standard of conduct has been met (1) by a majority of a quorum of directors not at the time parties to the proceeding (or a majority of a committee of two or more such directors designated by the full board); (2) by special legal counsel selected by the board of directors; or (3) by the stockholders.

     The reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of both a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking by or on behalf of the director to repay the amount if it shall be ultimately determined that the standard of conduct has not been met.

     The indemnification and advancement of expenses provided or authorized by Section 2-418 are not exclusive of any other rights to which a director may be entitled both as to action in his official capacity and as to action in another capacity while holding such office.

     Pursuant to Section 2-418, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation serving as a director, officer, partner, trustee, employee, or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under Section 2-418. A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, which is not inconsistent with Section 2-418. A subsidiary or an affiliate of the corporation may provide the insurance or similar protection.

     Subject to certain exceptions, the directors and officers of the Corporation and its affiliates are insured to the extent of 100% of loss up to a maximum of $35,000,000 (subject to certain deductibles) in each policy year because of any claim or claims made against them by reason of their wrongful acts while acting in their capacities as such directors or officers and up to a maximum of $10,000,000 (subject to certain deductibles) in each policy year because of any claim or claims made against them by reason of their wrongful acts while acting in their capacities as fiduciaries in the administration of certain of the Corporation's employee benefit programs.
The Corporation is insured, subject to certain retentions and exceptions, to the extent it shall have indemnified the directors and officers for such loss.

ITEM 16.  EXHIBITS.

     Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on September 24, 1998.

                                  HUNTINGTON BANCSHARES INCORPORATED



                                  By: /s/ Richard A. Cheap
                                     ----------------------------------------
                                     Richard A. Cheap, Executive Vice President,
                                     General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLE                                             DATE

 *Frank Wobst                 Chairman and Chief Executive Officer         )
---------------------------   (principal executive officer)                )
Frank Wobst                                                                )
                                                                           )
                                                                           )
                                                                           )
/s/ Gerald R. Williams        Executive Vice President and Chief           )
---------------------------   Financial Officer (principal financial       )
Gerald R. Williams            officer and principal accounting officer)    )
                                                                           )
                                                                           ) September 24, 1998
   *Don M. Casto III          Director                                     )
---------------------------                                                )
Don M. Casto III                                                           )
                                                                           )
                                                                           )
   *Don Conrad                Director                                     )
---------------------------                                                )
Don Conrad                                                                 )
                                                                           )
                                                                           )
   *Patricia T. Hayot         Director                                     )
---------------------------                                                )
Patricia T. Hayot                                                          )
                                                                           )
                                                                           )
   *Wm. J. Lhota              Director                                     )
---------------------------                                                )
Wm. J. Lhota                                                               )
                                                                           )
                                                                           )
   *Robert H. Schottenstein   Director                                     )
---------------------------                                                )
Robert H. Schottenstein                                                    )


                                     II-4


                                                                           )
                                                                           )
   *George A. Skestos         Director                                     )
---------------------------                                                )
George A. Skestos                                                          )
                                                                           )
                                                                           ) September 24, 1998
   *Lewis R. Smoot, Sr.       Director                                     )
---------------------------                                                )
Lewis R. Smoot, Sr.                                                        )
                                                                           )
                                                                           )
   *Timothy P. Smucker        Director                                     )
---------------------------                                                )
Timothy P. Smucker                                                         )
                                                                           )
                                                                           )
   *William J. Williams       Director                                     )
---------------------------                                                )
William J. Williams                                                        )



*By:   /s/ Richard A. Cheap
      ---------------------------------------
      Richard A. Cheap, attorney-in-fact
       for each of the persons indicated

                          REGISTRATION NO. 33-52569

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


           -------------------------------------------------------
           -------------------------------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

           -------------------------------------------------------
           -------------------------------------------------------


                       HUNTINGTON BANCSHARES INCORPORATED


           -------------------------------------------------------
           -------------------------------------------------------

                                    EXHIBITS

           -------------------------------------------------------
           -------------------------------------------------------

                                 EXHIBIT INDEX

EXHIBIT
NUMBER               DESCRIPTION
4(i)            Reference is made to Articles Fifth, Eighth and Tenth of
                Articles of Restatement of Charter, previously filed as Exhibit
                3(i) to Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.

4(ii) Articles of Amendment to Articles of Restatement of Charter, previously filed as Exhibit 3(i)(b) to Quarterly Report on Form
                10-Q for the quarterly period ended March 31, 1996, and incorporated herein by reference.

4(iii) Articles of Amendment to Articles of Restatement of Charter, previously filed as Exhibit 3(i)(c) to Quarterly Report on Form
                10-Q for the quarterly period ended March 31, 1998, and incorporated herein by reference.

4(iv)           Rights Plan, dated February 22, 1990, previously filed as
                Exhibit 1 to Registration Statement on Form 8-A, filed with the
                Securities and Exchange Commission on February 22, 1990, and incorporated herein by reference.

4(v)            Amendment No. 1 to the Rights Agreement, dated as of August 16,
                1995, previously filed as Exhibit 4(b) to Form 8-K filed with the Securities and Exchange Commission on August 28, 1995, and incorporated herein by reference.

  5       *     Opinion of Porter, Wright, Morris & Arthur.

23(a)           Consent of Porter, Wright, Morris & Arthur (included in
                Exhibit 5).

23(b)           Consent of Ernst & Young LLP.

23(c)           Consent of BDO Seidman, L.L.P.

24              Power of Attorney.


__________________

*Previously filed.